 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☒ Definitive Proxy Statement

☐ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

VERTEX ENERGY, INC.

(Name of Registrant as Specified in Charter)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VERTEX ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 6, 2017

To our stockholders:

Notice is hereby given of an annual meeting of stockholders of Vertex Energy, Inc. (the “Company”) to be held on Tuesday, June 6, 2017 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058 (the “Annual Meeting” or the “Meeting”), for the following purposes:

1.	To elect six directors to the Board of Directors (the “Board”) each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal. The Board intends to present for election the following six nominees: Benjamin P. Cowart, Dan Borgen, David Phillips, Christopher Stratton, Timothy C. Harvey and James P. Gregory.

2.	To ratify the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2017. The Board of Directors recommends that you approve and ratify the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2017.

3.	To consider a non-binding advisory vote on compensation of our named executive officers. The Board of Directors recommends that you approve and ratify the compensation of our named executive officers.

4.	To transact such other business as may properly come before the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” FOR PROPOSAL ONE AND “FOR” PROPOSALS TWO AND THREE.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Common and preferred stockholders of record on the close of business on April 26, 2017 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about April 27, 2017 to our stockholders of record as of the close of business on April 26, 2017. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

The enclosed proxy statement is also available at https://www.iproxydirect.com/VTNR. This website also includes copies of the form of proxy and the Company’s Annual Report to stockholders for the year ended December 31, 2016. Stockholders may also request a copy of the proxy statement and the Company’s Annual Report by contacting our main office at (866) 660-8156.

As a stockholder of record, you are cordially invited to attend the meeting in person. Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet, by phone or by returning a signed proxy card.

Even if you plan to attend the special meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

By Order of the Board of Directors,

Benjamin P. Cowart

Chairman

Houston, Texas

April 27, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Tuesday, June 6, 2017.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2016, are available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/VTNR.

VERTEX ENERGY, INC.

PROXY STATEMENT

FOR AN ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Vertex Energy, Inc. (“Vertex,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2016 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) to be held on Tuesday, June 6, 2017 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on April 27, 2017. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information. Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 14, 2017 (the “Annual Report”). If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Annual Report, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy, except as set forth below under “Documents Incorporated By Reference”)) via the Internet at https://www.iproxydirect.com/VTNR or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on April 26, 2017 (the “Record Date”). Each stockholder of record as of the Record Date is entitled to one vote for each share of common stock, Series A Convertible Preferred Stock, Series B Preferred Stock and Series C Convertible Preferred Stock held by him, her or it on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. At the close of business on the Record Date, there were (a) 31,999,099 shares of our common stock outstanding (which number does not include 150,000 shares of common stock held in escrow in order to satisfy the indemnification obligations of certain prior acquisition and sale transactions undertaken by us, which are not treated as outstanding and which are not eligible to be voted at the Annual Meeting); (b) 462,644 shares of our Series A Convertible Preferred Stock outstanding; (c) 3,327,028 shares of our Series B Preferred Stock; (d) 12,579,522 shares of our Series B1 Preferred Stock; and 31,568 shares of our Series C Convertible Preferred Stock outstanding. The common stock shares and Series A Convertible Preferred Stock shares each vote one vote on all stockholder matters to come before the Meeting. The Series B Preferred Stock and Series B1 Preferred Stock vote on a one-for-one basis at the Meeting, provided that no holder of Series B Preferred Stock or Series B1 Preferred Stock is able to more voting shares, if any, which, when added together with the aggregate number of shares of the Company’s common stock beneficially owned by such holder and all persons affiliated with such Holder, total 9.999% (provided that in some cases certain holders have agreed to lower such percentage to 4.999%)(the “Series B and B1 Beneficial Ownership Limitation”) of the Company’s outstanding common stock. The Series C Convertible Preferred Stock vote on a 100-for-one basis, provided that the holders of the Series C Convertible Preferred Stock are limited, on a per holder basis, to voting the lesser of (a) the number of whole shares of common stock into which the shares of Series C Convertible Preferred Stock held by such holder are convertible; and (b) such number of voting shares, if any, which, when added together with the aggregate number of shares of the Company’s common stock beneficially owned by such holder and all persons affiliated with such Holder, total 4.999% of the Company’s outstanding common stock (the “Series C Beneficial Ownership Limitation”).

As such, a total of 48,011,971 voting shares are eligible to be voted at the Annual Meeting, including 31,999,099 shares eligible to be voted by the common stockholders, 462,644 shares eligible to be voted by the holders of our Series A Convertible Preferred Stock, 3,327,028 shares eligible to be voted by our Series B Preferred Stock holders, 9,471,273 shares eligible to be voted by of our Series B1 Preferred Stock holders (when factoring in the Series B and B1 Beneficial Ownership Limitation), and 1,599,635 shares eligible to be voted by our Series C Convertible Preferred Stock which holder is limited by the Series C Beneficial Ownership Limitation in the number of shares it is eligible to vote at the meeting. Other than our common stock, Series A Convertible Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock and Series C Convertible Preferred Stock, we have no other voting securities currently outstanding.

Voting Process

If you are a stockholder of record, there are five ways to vote:

●	In person. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

●	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Providing and Revoking Proxies

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person.

Attendance at the Annual Meeting

Attendance at the Annual Meeting is limited to holders of record of our common stock, Series A Convertible Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock and Series C Convertible Preferred Stock, at the close of business on the Record Date, and the Company’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our common stock or preferred stock, such as a bank or brokerage account statement indicating that you owned shares of our common stock or preferred stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.

Conduct at the Meeting

The Chairman has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

Voting Requirements for Each of the Proposals

	Proposal	Vote Required	Broker Discretionary Voting Allowed*
1	Election of directors	Plurality of Votes Cast	No
2	Ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2017	Majority of the votes cast on the proposal	Yes
3	Non-binding advisory vote to approve and ratify the compensation of our named executive officers	Majority of the votes cast on the proposal	No

* See also “Quorum; Broker Non-Votes and Abstentions”, below.

For Proposal 1, the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Votes withheld shall have no legal effect.

Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on such proposal, provided that a quorum exists at the Annual Meeting.

The ratification of the Company’s executive compensation (Proposal 3), requires the affirmative vote of a majority of the votes cast on such proposal, provided that a quorum exists at the Annual Meeting (notwithstanding the fact that the vote on approval of executive compensation is non-binding).

Quorum; Broker Non-Votes and Abstentions

The presence at the Annual Meeting of the holders of a majority of the outstanding shares of voting stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting. However, approval of the proposals other than the election of directors requires the affirmative vote of a majority of the votes cast on such proposals, and therefore broker non-votes and abstentions could prevent the approval of these proposals because they do not count as affirmative votes. The election of directors requires a plurality of the votes cast at the Annual Meeting. In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Please note that previously, brokers were allowed to vote uninstructed shares in uncontested director elections or with regard to certain executive compensation matters. However, brokers now can no longer vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.

As described above, although the Company will include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, the Company intends to exclude abstentions and broker non-votes from the tabulation of voting results on the election of directors or on any issues requiring approval of a majority of the votes cast.

Board of Directors Voting Recommendations

Our Board of Directors (the “Board”) recommends that you vote your shares:

●	“FOR” each of the nominees to the Board of Directors (Proposal 1).

●	“FOR” the ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2017 (Proposal 2).

●	“FOR” the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal 3).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have not and do not anticipate retaining a third-party proxy solicitation firm to solicit proxies on behalf of the Board. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

It is anticipated that representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the Annual Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also access this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the Record Date your shares were registered in your name with the Company’s transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by the Company. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials (or the Notice) are required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of Annual Meeting of stockholders and 2016 Annual Report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2016 Annual Report to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2016 Annual Report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Chris Carlson, at our principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, or a stockholder may make a request by calling our Corporate Secretary, Chris Carlson at (866) 660-8156.

If you receive more than one Notice of Internet Availability of Proxy Materials, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process” on page 2, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Company Mailing Address

The mailing address of our principal executive offices is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the section of this proxy statement titled “Audit Committee Report” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”)) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock, Series A Convertible Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock and Series C Convertible Preferred Stock, at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. At the close of business on the Record Date, there were (a) 31,999,099 shares of our common stock outstanding (which number does not include 150,000 shares of common stock held in escrow in order to satisfy the indemnification obligations of certain prior acquisition and sale transactions undertaken by us, which are not treated as outstanding and which are not eligible to be voted at the Annual Meeting); (b) 462,644 shares of our Series A Convertible Preferred Stock outstanding; (c) 3,327,028 shares of our Series B Preferred Stock; (d) 12,579,522 shares of our Series B1 Preferred Stock; and 31,568 shares of our Series C Convertible Preferred Stock outstanding. The common stock shares and Series A Convertible Preferred Stock shares each vote one vote on all stockholder matters to come before the Meeting. The Series B Preferred Stock and Series B1 Preferred Stock vote on a one-for-one basis at the Meeting subject to the Series B and B1 Beneficial Ownership Limitation, described above under “Record Date and Shares Entitled to Vote” on page 2. The Series C Convertible Preferred Stock vote on a 100-for-one basis, subject to the Series C Beneficial Ownership Limitation, described above under “Record Date and Shares Entitled to Vote” on page 2.

As such, a total of 48,011,971 voting shares are eligible to be voted at the Annual Meeting, including 31,999,099 shares eligible to be voted by the common stockholders, 462,644 shares eligible to be voted by the holders of our Series A Convertible Preferred Stock, 3,327,028 shares eligible to be voted by our Series B Preferred Stock holders, 9,471,273 shares eligible to be voted by of our Series B1 Preferred Stock holders (when factoring in the Series B and B1 Beneficial Ownership Limitation), and 1,599,635 shares eligible to be voted by our Series C Convertible Preferred Stock which holder is limited by the Series C Beneficial Ownership Limitation in the number of shares it is eligible to vote at the meeting. Other than our common stock, Series A Convertible Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock and Series C Convertible Preferred Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock, preferred stock and voting securities by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers and significant employees; and (iv) all of our current executive officers, significant employees and directors as a group, as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

Name	Number of Common Stock Shares (a)		Percent of Common Stock	Number of Series A Convertible Preferred Stock Shares(b)	Percent of Series A Convertible Preferred Stock	Number of Series B Preferred Stock Shares(c)	Percent of Series B Preferred Stock	Number of Series B1 Preferred Stock Shares(d)	Percent of Series B1 Preferred Stock	Number of Series C Convertible Preferred Stock Shares(e)	Percent of Series C Convertible Preferred Stock	Total Voting Shares	Percent of Total Voting Shares
Named Executive Officers and Directors
Benjamin P. Cowart	8,217,431	(1)	25.2%	—	—%	—	—%	33,282	* %	—	—%	8,184,149	17.3%
Chris Carlson	1,149,586	(2)	3.6%	—	—%	—	—%	33,282	* %	—	—%	1,182,868	2.5%
John Strickland	312,500	(3)	* %	—	—%	—	—%	—	—%	—	—%	312,500	* %
Dan Borgen	380,324	(4)	1.2%	—	—%	—	—%	—	—%	—	—%	380,324	* %
David Phillips	85,000	(5)	* %	—	—%	—	—%	—	—%	—	—%	85,000	* %
Christopher Stratton	185,000	(6)	* %	—	—%	—	—%	—	—%	—	—%	185,000	* %
Timothy C. Harvey	113,300	(7)	* %		—%		—%		—%		—%	113,300	* %
James P. Gregory	15,000	(8)	* %	—	—%	—	—%	—	—%	—	—%	15,000	* %
All Named Executive Officers and Directors as a Group (8 persons)	10,424,859		31.0%	—	—%	—	—%	66,564	* %	—	—%	10,483,141	22.4%

5% Stockholders (9)
Common Stock
Warren Ohio Holdings Co., LLC (10)	2,107,781	(11)	6.4%	—	—%	—	—%	—	—%	—	—%	2,107,781	4.4%
Vertex One Asset Management Inc. (12)	1,815,831	(13)	5.5%	—	—%	—	—%	—	—%	—	—%	1,815,831	3.8%
Series A Convertible Preferred Stock
Brent Cross (14)	—		—%	120,228	26.0%	—	—%	—	—%	—	—%	120,228	* %
Hare & Co LLC (15)	—		—%	41,677	9.0%	—	—%	—	—%	—	—%	41,677	* %
E T C LLC (16)	—		—%	33,544	7.3%	—	—%	—	—%	—	—%	33,544	* %
Series B Preferred Stock

Trellus Management Company, LLC (17)	3,968,815	(18)	9.8%	—		1,363,930	41.0%	506,702	5.6%	—	—%	3,968,815	7.9%
Pennington Capital LLC (19)	935,389		2.8%	—	—%	645,066	19.4%	—	—%	—	—%	935,389	1.9%
Carrhae & Co. fbo Wasatch Micro Cap Value Fund (20)	805,474		2.5%	—	—%	555,474	16.7%	—	—%	—	—%	805,474	1.6%
Ardsley Partners Renewable (21)	2,145,053	(22)	4.999%	—	—%	359,728	10.8%	1,182,295	13.1%	—	—%	2,145,053	4.5%

Series B1 Preferred Stock
Richard Jacinto II (23)	6,807,856	(24)	4.999%	—	—%	—	—%	4,747,366	36.3%	—	—%	1,972,642	4.999%
Prescott Group Aggressive Small Cap Master Fund, G.P. (25)	4,888,973	(26)	9.999%	—	—%	—	—%	3,560,520	27.2%	—	—%	3,549,994	9.999%
James E. Douglas Jr. and Jean A. Douglas (27)	1,629,702		4.85%	—	—%	—	—%	1,186,875	9.1%	—	—%	1,629,702	3.3%

Series C Convertible Preferred Stock
Fox Encore 05 LLC (28)	3,156,800	(29)	4.999%	—	—%	—	—%	—	—%	31,568	100%	1,599,635	4.999%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock, preferred stock or voting stock, as applicable.

(a) Includes (i) options, warrants and convertible securities exercisable or convertible for common stock, and (ii) shares of common stock issuable upon conversion of preferred stock, which shares are also provided separately in the table above where applicable, each within 60 days of the Record Date. The shares in the column “Number of Common Stock Shares” includes all shares which could be issued upon exercise or conversion of outstanding exercisable or convertible securities held by such shareholder, provided that the percentage set forth in the “Percent of Common Stock” column represents the total percentage of outstanding share of common stock each holder is eligible to vote when taking into account the applicable beneficial ownership limitations described below.

(b) Each share of Series A Convertible Preferred Stock converts into common stock at the option of each holder on a one-for-one basis and votes one voting share on all stockholder matters.

(c) Each share of Series B Preferred Stock converts into common stock at the option of each holder on a one-for-one basis and votes one voting share on all stockholder matters. The Series B Preferred Stock are subject to a provision prohibiting the conversion of such Series B Preferred Stock shares into common stock of the Company, if upon such conversion, the holder thereof would beneficially own more than 9.999% of the Company’s then outstanding common stock. While the “Percentage” owned column reflects this limitation (in the event the percentage of total beneficial ownership would have exceeded 9.999%, but for the limitation), the “Number of Shares” columns represent the total shares beneficially owned without regard to the 9.999% beneficial ownership limitation.

(d) Each share of Series B1 Preferred Stock converts into common stock at the option of each holder on a one-for-one basis and votes one voting share on all stockholder matters. The Series B1 Preferred Stock are subject to a provision prohibiting the conversion of such Series B1 Preferred Stock shares into common stock of the Company, if upon such conversion, the holder thereof would beneficially own more than 9.999% of the Company’s then outstanding common stock (the “Series B1 Beneficial Ownership Limitation”). While the “Percentage” owned column reflects this limitation (in the event the percentage of total beneficial ownership would have exceeded 9.999%, but for the limitation), the “Number of Shares” columns represent the total shares beneficially owned without regard to the 9.999% beneficial ownership limitation. Additionally certain shareholders of the Company’s Series B1 Preferred Stock, as discussed in the footnotes below, have agreed to reduce the beneficial ownership percentage of the Series B1 Preferred Stock to 4.99%.

(e) Each share of Series C Convertible Preferred Stock converts into 100 shares of common stock at the option of the holder thereof, and votes 100 voting shares, provided that, that each holder’s conversion and voting rights are limited such that any holder thereof cannot beneficially own (i.e., convert the preferred stock into or vote shares of Series C Convertible Preferred Stock representing) more than 4.999% of the Company’s then outstanding common stock upon conversion or voting (the “Series C Beneficial Ownership Limitation”).

(1) Includes 100,765 shares held by VTX, Inc. (“VTX”), 7,500 shares of common stock owned by Vertex Holdings, L.P. (“Holdings”) which Mr. Cowart has control over and which shares Mr. Cowart is deemed to beneficially own, includes 4,796,761 shares of common stock held through Mr. Cowart’s family partnership (B&S Cowart II Family LP), which shares he is deemed to beneficially own, 2,346,389 shares of common stock which Mr. Cowart holds personally, 187,274 shares held by The Benjamin Paul Cowart 2015 Grantor Retained Trust and 244,299 shares held by a trust beneficially owned by Mr. Cowart’s wife, which shares Mr. Cowart is deemed to beneficially own. Also includes warrants to purchase an aggregate of 1,928 shares of our common stock held by VTX, at various exercise prices from $11.10 to $14.20 per share, and with various expiration dates from between March 20, 2017 and May 21, 2017 (the “Make-Whole Warrants”). Also includes warrants to purchase 8,013 shares of the Company’s common stock with an exercise price of $1.53 per share, which expire if unexercised on November 13, 2021 (the “B1 Warrants”). Also includes Make-Whole Warrants to purchase an aggregate of 163,070 shares of our common stock held personally by Mr. Cowart. Also includes warrants to purchase 219,868 shares of common stock at an exercise price of $3.01 per share, of which warrants to purchase 109,934 shares of common stock are each held by The Benjamin Paul Cowart 2012 Grantor Retained Annuity Trust and The Shelley T. Cowart 2012 Grantor Retained Annuity Trust, which warrants Mr. Cowart is deemed to beneficially own. Also includes options to purchase 75,000 shares at $3.26 per share. Does not include options to purchase 25,000 shares at an exercise price of $3.26 per share, which options have not vested to Mr. Cowart and which do not vest within 60 days of the Record Date. Takes into account the Series B1 Beneficial Ownership Limitation.

(2) Includes Make-Whole Warrants to purchase 10,219 shares of our common stock, options to purchase 140,000 shares of our common stock at an exercise price of $1.20 per share, options to purchase 100,000 shares of our common stock at an exercise price of $2.75 per share, options to purchase 75,000 shares of common stock at an exercise price of $2.96 per share and options to purchase 18,750 shares of common stock at an exercise price of $3.15 per share. Does not include options to purchase 25,000 shares of our common stock at an exercise price of $2.96 per share or options to purchase 56,250 shares of our common stock at an exercise price of $3.15 per share, which options have not vested to Mr. Carlson and which do not vest within 60 days of the Record Date. Also includes warrants to purchase 8,013 shares of the Company’s common stock with an exercise price of $1.53 per share, which expire if unexercised on November 13, 2021.

(3) Includes options to purchase 50,000 shares of common stock at an exercise price of $2.75 per share, options to purchase 150,000 shares of common stock at an exercise price of $1.82 per share, and options to purchase 50,000 shares of common stock at an exercise price of $7.55 per share. Does not include options to purchase 50,000 shares of common stock at an exercise price of $7.55 per share, which options have not vested to Mr. Strickland and which do not vest within 60 days of the Record Date.

(4) Includes options to purchase 20,000 shares of our common stock at an exercise price of $1.20 per share, options to purchase 80,000 shares of our common stock at an exercise price of $0.45 per share, options to purchase 25,000 shares of our common stock at an exercise price of $2.75 per share, options to purchase 45,000 shares of common stock at an exercise price of $2.96 per share and options to purchase 15,000 shares of common stock at an exercise price of $2.08 per share. Does not include options to purchase 15,000 shares of common stock at an exercise price of $2.96 per share, options to purchase 45,000 shares of common stock at an exercise price of $2.08 per share, or options to purchase 60,000 shares of common stock at an exercise price of $1.26 per share which options have not vested to Mr. Borgen and which do not vest within 60 days of the Record Date. Also includes 195,324 shares of common stock held by KKB Holdings LLC, a limited liability company which is owned by a Family Trust, which entity is owned by family members of Dan Borgen, who serves as a member of and as President of such entity, which securities Mr. Borgen is deemed to beneficially own.

(5) Includes options to purchase 25,000 shares of common stock at an exercise price of $2.75 per share, options to purchase 30,000 shares of common stock at an exercise price of $2.96 per share, options to purchase 45,000 shares of common stock at an exercise price of $2.96 per share and options to purchase 15,000 shares of common stock at an exercise price of $2.08 per share. Does not include options to purchase 15,000 shares of common stock at an exercise price of $2.96 per share, options to purchase 45,000 shares of common stock at an exercise price of $2.08 per share, or options to purchase 60,000 shares of common stock at an exercise price of $1.26 per share which options have not vested to Mr. Phillips and which do not vest within 60 days of the Record Date.

(6) Includes options to purchase 100,000 shares of our common stock at an exercise price of $0.45 per share, options to purchase 25,000 shares of common stock at an exercise price of $2.75 per share, options to purchase 45,000 shares of common stock at an exercise price of $2.96 per share and options to purchase 15,000 shares of common stock at an exercise price of $2.08 per share. Does not include options to purchase 15,000 shares of common stock at an exercise price of $2.96 per share, options to purchase 45,000 shares of common stock at an exercise price of $2.08 per share, or options to purchase 60,000 shares of common stock at an exercise price of $1.26 per share which options have not vested to Mr. Stratton and which do not vest within 60 days of the Record Date.

(7) Includes 4,000 shares of common stock held in the name of the Caylyn Harvey Trust, 1,800 shares of common stock held in the name of the Lexie Harvey Irrevocable Trust and 10,000 shares of common stock held in the name of the Timothy & Melinda Harvey TTEES Harvey Trust U/A DTD 09/14/92, which shares Mr. Harvey is deemed to beneficially own. Includes options to purchase 45,000 shares of common stock at an exercise price of $2.96 per share, options to purchase 37,500 shares of common stock at an exercise price of $6.615 per share and options to purchase 15,000 shares of common stock at an exercise price of $2.08 per share. Does not include options to purchase 15,000 shares of common stock at an exercise price of $2.96 per share, options to purchase 37,500 shares of common stock at an exercise price of $6.615 per share, options to purchase 45,000 shares of common stock at an exercise price of $2.08 per share, or options to purchase 60,000 shares of common stock at an exercise price of $1.26 per share which options have not vested to Mr. Harvey and which do not vest within 60 days of the Record Date.

(8) Includes options to purchase 15,000 shares of common stock at an exercise price of $2.08 per share. Does not include options to purchase 45,000 shares of common stock at an exercise price of $2.08 per share or options to purchase 60,000 shares of common stock at an exercise price of $1.26 per share, which options have not vested to Mr. Gregory and which do not vest within 60 days of the Record Date.

(9) To our knowledge, except as noted in the table above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s common stock, or any series of preferred stock. Preferred Stock stockholders who have the right to convert such preferred stock into, and/or vote more than, 5% or more of our outstanding common stock, but which do not own more than 5% of our common stock prior to such conversion(s) as of the Record Date, are listed in the specific table relating to the preferred stock shares which they own.

(10) Address is 727 South 13th Street, Omaha, Nebraska 68102. The beneficial owner of the shares held by Warren Ohio Holdings Co., LLC., is Robert N. Schlott, its Chairman.

(11) Includes 150,000 shares held in escrow in order to provide for indemnification rights pursuant to the terms of that certain Asset Purchase Agreement between the Company and Warren Ohio Holdings Co., LLC. f/k/a Heartland Group Holdings, LLC, which closed in December 2014, which shares the holder is not able to vote or dispose of.

(12) Address is #1920-1177 W. Hastings St., Vancouver, BC V6E 2K3. Vertex One Asset Management Inc. (“Vertex One”) is the asset management firm which manages the Vertex Fund, an unincorporated open end investment trust, and the Vertex Growth Fund, a mutual fund trust. John Thiessen, the lead Portfolio Manager of Vertex One, exercises voting and investment power with regard to the securities held by Vertex Fund and Vertex Growth Fund and may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Vertex Fund and Vertex Growth Fund. The shares of common stock reported as beneficially owned by Vertex One and John Thiessen are all shares held by persons in respect of which Vertex One acts as fund manager; Mr. Thiessen is the principal of Vertex One with discretionary control over the assets of such persons. Vertex One is a corporation formed and operating under the laws of British Columbia, Canada. All the information above, and the reported beneficial ownership of securities of Vertex One, is based on information reported on Schedule 13G filed by Vertex One, Vertex Fund and Mr. Thiessen with the SEC on January 9, 2017, which has not been independently verified. Vertex One is an unregistered broker-dealer which files reports with the SEC pursuant to Section 13(f) of the Exchange Act.

(13) Based on information reported on Schedule 13G filed by Vertex One, Vertex Fund and Mr. Thiessen with the SEC on January 9, 2017, which has not been independently verified.

(14) Address is 1 Landmark Square, Stamford, Connecticut 06901.

(15) Address is 500 Ross Street 154-0455, Pittsburg, Pennsylvania 15262. All information comes from the Company’s Series A Convertible Preferred Stock stockholders list as maintained by the Company’s transfer agent. The Company has no knowledge of the individual beneficial owner of the shares held by the named stockholder.

(16) Address is 1981 Mas 100, New Hype Park, New York 11042. All information comes from the Company’s Series A Convertible Preferred Stock stockholders list as maintained by the Company’s transfer agent. The Company has no knowledge of the individual beneficial owner of the shares held by the named stockholder.

(17) Address is 350 Madison Avenue, 8th Floor, New York, NY 10017.

(18) Represents securities beneficially owned by Trellus Small Cap Opportunity Fund, LP and Trellus Partners, LP, which are beneficially owned by Trellus Management Company, LLC (“Trellus”) and Adam Usdan, the President of Trellus, who may be deemed to beneficially own the securities owned by Trellus. Ownership of Series B Preferred Stock and Series B1 Preferred Stock are subject to the beneficial ownership limitations described in footnotes (c) and (d) above. Ownership of certain other convertible securities held by the stockholder are also subject to similar beneficial ownership limitations.

(19) Address is 60 South Sixth Street, Suite 2560, Minneapolis, Minnesota 55402. Robert J. Evans, the Managing Partner of the stockholder, exercises voting and investment power with regard to the securities held by Pennington Capital.

(20) Address is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108. Brian Bythrow exercises voting and investment power with regard to the securities held by Carrhae & Co. fbo Wasatch Micro Cap Value Fund.

(21) Address is 262 Harbor Drive, 4th Floor, Stamford, CT 06902. Philip Hempleman exercises voting and investment power with regard to the securities held by Ardsley Partners Renewable Energy Fund, L.P. in his capacity as Portfolio Manager.

(22) Ownership of Series B Preferred Stock and Series B1 Preferred Stock are subject to the beneficial ownership limitations described in footnotes (c) and (d) above, and an additional, contractually agreed to beneficial ownership limitation, which reduced the 9.99% ownership limitation described in footnote (d) above to 4.999%. Ownership of certain other convertible/exercisable securities held by the stockholder are also subject to similar beneficial ownership limitations.

(23) Address is P.O. Box 7080, San Carlos, CA 94070.

(24) Ownership of Series B1 Preferred Stock is subject to the beneficial ownership limitation described in footnote (d) above, and an additional, contractually agreed to beneficial ownership limitation, which reduced the 9.99% ownership limitation described in footnote (d) above to 4.999%. Ownership of certain other convertible/exercisable securities held by the stockholder is also subject to similar beneficial ownership limitation.

(25) Address is 1924 S. Utica Ave, Suite 1120, Tulsa, OK 74104. Phil Frohlich, the Manager of the stockholder, exercises voting and investment power with regard to the securities held by Prescott Group Aggressive Small Cap Master Fund, G.P.

(26) Ownership of Series B1 Preferred Stock is subject to the beneficial ownership limitation described in footnote (d) above. Ownership of certain other convertible/exercisable securities held by the stockholder are also subject to a similar beneficial ownership limitation.

(27) Address is 125 E. Sir Francis Dr. Blvd., Suite 400, Larkspur, CA 94939. James E. Douglas Jr. and Jean A. Douglas, as trustees, have beneficial ownership over the shares held by the Alexander Douglas 2K3 Trust, the Amanda Douglas 2K3 Trust and the Jake Douglas 2K3 Trust.

(28) Address is 12411 Ventura Blvd., Studio City, California 91604. Shares held by Fox Encore 05 LLC, are beneficially owned by ACF Property Management, Inc. (“ACF”), its managing member, and Alan C. Fox, the President of ACF.

(29) As a result of the Series C Beneficial Ownership Limitation described in footnote (e) above, the holder of the Series C Convertible Preferred Stock is limited to voting (together with other voting securities held by such holder) not more than 4.99% of the Company’s outstanding shares of common stock on any stockholder vote.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Cowart. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Cowart possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risks throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or relevant committee, which provides guidance on risk assessment and mitigation. The Nominating and Corporate Governance Committee recommends the slate of director nominees for election to the Company’s Board of Directors, identifies and recommends candidates to fill vacancies occurring between annual stockholder meetings, reviews, evaluates and recommends changes to the Company’s Corporate Governance Guidelines, and establishes the process for conducting the review of the Chief Executive Officer’s performance. The Related Party Transaction Committee is charged with the review and pre-approval of any and all related party transactions. The Risk Committee assists the Board in connection with the oversight of the Company’s management of key risks, including strategic and operational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks in connection with, among other things, sales, market dynamics, and hedging strategies (the Company’s committees are described in greater detail below under “Committees of the Board” on page 15).

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act), except as described below in the work histories of the directors under “Proposal 1 - Election of Directors”, beginning on page 42.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);

(3)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;

(5)	being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(6)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1)(a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

The Company had four official meetings of the Board of Directors of the Company during the last fiscal year ending December 31, 2016. Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. The Company has not adopted a policy requiring its directors to attend its annual meeting of stockholders. None of our directors attended last year’s annual meeting.

COMMITTEES OF THE BOARD

Board Committee Membership

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Related Party Transaction Committee	Risk Committee
Benjamin P. Cowart (1)
Dan Borgen	M	C	M	M
David Phillips	M	M	M	C
Christopher Stratton	C	M	C		M
Timothy C. Harvey					C
James P. Gregory

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

The charter for each committee of the Board identified below is available on our website at www.vertexenergy.com. Copies of the committee charters are also available for free upon written request to our Corporate Secretary. Additionally, the committee charters (other than the Risk Committee Charter and Amended Charter of the Compensation Committee) were filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 99.2. The charter of the Risk Committee was filed as Exhibit 99.2 to the Company’s Form 10-Q for the period ended September 30, 2013, filed with the SEC on November 6, 2013 and the Amended Compensation Committee Charter was filed as Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NASDAQ rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Stratton, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Stratton has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information under “Proposal 1 - Election of Directors” below (beginning on page 42).

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee held four meetings during the year ended December 31, 2016 and is currently comprised of Messrs. Stratton (Chairman), Borgen and Phillips.

You can access our Audit Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Audit Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Audit Committee Charter was filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on February 13, 2013 as Exhibit 99.2.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

The Compensation Committee held two meetings during the year ended December 31, 2016 and is currently comprised of Messrs. Borgen (Chairman), Stratton and Phillips, each independent members of the Board of Directors.

You can access our Compensation Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Compensation Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Amended Compensation Committee Charter was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014 as Exhibit 99.1.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Borgen (Chairman), Stratton and Phillips, who are all independent members of our Board of Directors. No member of the Compensation Committee is an employee or a former employee of the Company, other than Mr. Stratton, who served as Chief Financial Officer of the Company from August 2009 to June 2010. During fiscal 2016, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee. Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, and other information as required by the Company’s Bylaws, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholders Proposals” on page 48 below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s Bylaws and applicable NASDAQ and SEC rules and regulations.

The Nominating and Governance Committee did not hold any meetings during the year ended December 31, 2016, provided that the Committee did take action via a consent to action without meeting to approve the nominees for the 2016 annual meeting. The Nominating and Governance Committee is currently comprised of Messrs. Stratton (Chairman), Borgen, and Phillips, each independent members of the Board of Directors.

You can access our Nominating and Governance Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Nominating and Governance Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Nominating and Governance Committee Charter was filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on February 13, 2013 as Exhibit 99.2.

Related Party Transaction Committee

The Related Party Transaction Committee is required to include at least two “independent directors” (defined to mean any individual who does not beneficially own more than 5% of the outstanding voting shares of the Company, is not employed by, or an officer of, the Company or any entity related to Benjamin P. Cowart, is not a director or manager of any such company, is not a family member of Mr. Cowart, and would qualify as an “Independent Director” as defined in the rules and regulations of NASDAQ). This Related Party Transaction Committee is charged with the review and pre-approval of any and all related party transactions.

The Related Party Transaction Committee did not hold any meetings during the year ended December 31, 2016. The Related Party Transaction Committee is currently comprised of Messrs. Phillips (Chairman), and Borgen, each independent members of the Board of Directors.

You can access our Related Party Transaction Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Related Party Transaction Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Related Party Transaction Committee Charter was filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on February 13, 2013 as Exhibit 99.2.

Risk Committee

The Risk Committee’s role is to assist the Board in connection with the oversight of the Company’s management of key risks, including strategic and operational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks in connection with, among other things, sales, market dynamics, and hedging strategies.

Subject to the sole determination of the Board and where applicable, the Audit Committee, the principal responsibilities and functions of the Risk Committee are to review and discuss with management the Company’s risk governance structure, risk assessment and risk management practices, the guidelines, policies and processes for risk assessment and risk management and the effectiveness of applicable risk management frameworks; to review and discuss with management the Company’s risk appetite, tolerance and strategy relating to key risks, including credit risk, legal risk, regulatory risk, operational risk, liquidity and funding risk, market risk, product and sales risk, risk relating to hedging transactions and reputational risk, as well as the guidelines, policies and processes for monitoring and mitigating such risks; to review at least yearly, the major risk exposures of the Company and its business units, including market, credit, operational, liquidity, funding, and reputational risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures; to assess whether compliance and risk mitigation programs and initiatives are fulfilling their purpose or require any modification, and suggest remedial action where necessary; to review disclosure regarding risk contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if any; and to review reports on selected risk topics as the Committee deems appropriate from time to time; to discharge any other duties or responsibilities delegated to the Committee by the Board.

The Risk Committee held one meeting during the year ended December 31, 2016. The Risk Committee is currently comprised of Messrs. Harvey (Chairman) and Stratton, each independent members of the Board of Directors.

The Risk Committee Charter was filed as an exhibit to the Company’s Form 10-Q for the period ended September 30, 2013, filed with the SEC on November 6, 2013 as Exhibit 99.2 thereto, and any stockholder who so requests may obtain a free copy of our Risk Committee Charter by submitting a written request to our Corporate Secretary.

Executive Sessions of the Board of Directors

The independent members of the Board of Directors of the Company meet in executive session (with no management directors or management present) from time to time, but at least once annually. The executive sessions include whatever topics the independent directors deem appropriate.

Stockholder Communications with the Board

Our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, 1331 Gemini Street, Suite 250, Houston, Texas 77058, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Director Independence

The Board of Directors annually determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with NASDAQ’s listing standards for the independence of directors and the SEC’s rules.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

The Board has affirmatively determined that each of Mr. Borgen, Mr. Phillips, Mr. Stratton and Mr. Harvey are independent. Due to the fact that Mr. Cowart serves as our Chief Executive Officer and President, Mr. Cowart is not independent. Due to the fact that Mr. Gregory is the General Counsel of Vertex Refining NV, LLC (“Vertex Refining Nevada”), our wholly-owned subsidiary, Mr. Gregory is not independent. A majority of the Board is comprised of independent directors.

Code of Conduct

Pursuant to NASDAQ and SEC rules, we have adopted a Code of Ethical Business Conduct (“Code of Conduct”) that applies to all of our directors, officers and employees.

You can access our Code of Conduct on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Code of Conduct by submitting a written request to our Corporate Secretary. Additionally, the Code of Conduct was filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 14.1.

We intend to disclose any amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.vertexenergy.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct to any such officers or employees.

Whistleblower Protection Policy

The Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. You can access our Whistleblower Policy on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Whistleblower Policy by submitting a written request to our Corporate Secretary. The Whistleblower Policy has been reviewed and approved by the Board. The Company’s Whistleblower Policy was filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 14.1.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers.

Name	Position	Age
Benjamin P. Cowart	President and Chief Executive Officer	48
Chris Carlson	Chief Financial Officer and Secretary	44
John Strickland	Chief Operating Officer	63

BENJAMIN P. COWART, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Information regarding Mr. Cowart is set forth in “Proposal No. 1 – Election of Directors”, below (beginning on page 42).

CHRIS CARLSON – CHIEF FINANCIAL OFFICER AND SECRETARY (Age 44): Mr. Carlson has served as our Secretary since our inception and Chief Financial Officer since June 2010. Mr. Carlson brings a range of experience to his role with the Company. Mr. Carlson worked for Vertex Holdings, L.P. (“Holdings”) as the Vice President of Finance prior to the April 16, 2009, merger between Holdings, the Company, World Waste Technologies, Inc. (“World Waste”) and Vertex Merger Sub, LLC (the “Merger”) where he oversaw the administrative functions of the company, including legal and banking, a position which he had held since October 2001. Mr. Carlson worked for FuelQuest, Inc. before joining Holdings in 2001. There he worked as a Project Lead managing implementations of e-commerce services for new customers. In addition, he also planned and developed testing requirements for e-commerce applications. Mr. Carlson was with Pagenet, a wireless communications company prior to FuelQuest, Inc., where he worked as a Strategic Account Supervisor. Mr. Carlson earned his BS degree in Business Finance from the University of Houston.

JOHN STRICKLAND – CHIEF OPERATING OFFICER (Age 63) - Mr. Strickland was appointed as Chief Operating Officer of the Company effective on October 1, 2015. Mr. Strickland served as our Manager of Supply from the date of our April 16, 2009 merger transaction with Holdings. Prior to the consummation of the merger, Mr. Strickland had worked with Holdings as its Manager of Supply since October 2007. Prior to joining Holdings, Mr. Strickland was employed by Texpar Energy L.L.C., first as General Manager from November 1999 to November 2003, and then as Project Manager from November 2003 to October 2007. From 1986 to 1999, he was the General Manager and Vice- President of Sellers Oil Inc., then one of the largest recycling and fuel marketers of used oil and #6-fuel oil in the southeast. Mr. Strickland has over 21 years of experience in management roles of developing companies in the recycling of used oils and the fuel blending business. In his various positions, he has developed used oil collection fleets, environment services (non-hazardous), Terminal business of #6-oil from water ports and helped develop software for used oil collection fleets.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2016, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Audit Committee

/s/ Christopher Stratton (Chairman)

/s/ Dan Borgen

/s/ David Phillips

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and proxy statement for the Company’s 2017 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission.

Respectfully submitted,

The Compensation Committee of Vertex Energy, Inc.

/s/ Dan Borgen, Chairman

/s/ David Phillips

/s/ Christopher Stratton

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This section explains our executive compensation program and specifically describes the application of that program to the Named Executive Officers (defined below under “Summary Executive Compensation Table” on page 27) whose compensation information is presented in the tables and narrative discussion below in accordance with Securities and Exchange Commission rules.

Objectives and Philosophy of Our Executive Compensation Program

 The Compensation Committee seeks to achieve three broad objectives in connection with our executive compensation program. First, to reward executives for the achievement of business objectives. Second the program is intended to provide executives with equity incentives so as to link a portion of the executive’s compensation with the future performance of the Company. Finally, the Compensation Committee structures its executive program to enable the Company to attract and retain valuable employees and remain competitive within our industry.

We have entered into employment agreements with our executive officers. These employment agreements establish annual base salary and annual bonus amounts (or provide the Compensation Committee authority to grant discretionary bonuses) that the Compensation Committee may increase from time to time in their sole discretion. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officer’s efforts and contributions towards obtaining corporate objectives and our performance (mainly the increase in our net income year-over-year).

In making compensation decisions, the Compensation Committee considers a number of factors, one is to keep the executive officer compensation program well-defined and easily understood and to link each executive’s compensation to the success of the business, with a focus on continuous growth and development of sustainable stockholder value. Our Compensation Committee determines the amount of each element of compensation, as well as the overall mix of compensation elements.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

●	base salary;

●	annual cash incentive bonuses;

●	long-term and equity-based incentives, including stock options;

●	severance benefits; and

●	medical and other insurance benefits.

These elements have been chosen to foster the potential for both current and long-term payouts and to attract and retain executive talent. We do not have any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on its review of compensation of similarly situated executives in our peer group, the advice of consultants and our compensation philosophy described above. Our compensation strategy is designed to offer competitive compensation packages to attract, motivate and reward qualified employees who contribute significant value to us and reward performance, such as attainment of business and individual associate goals, business results, leadership, and strong relationships with clients, and is not based on rewarding seniority.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our executive officers. None of our Named Executive Officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary (except in connection with Mr. Strickland’s employment agreement as described under “Employment Agreements” – “John Strickland, Chief Operating Officer”, beginning on page 34). The base salaries of our executives have not varied widely from year to year as described below under “Summary Executive Compensation Table” on page 27.

On an annual basis, our Compensation Committee reviews and evaluates for adjustment the base salaries of our executives based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Base salaries are also reviewed and adjusted, as deemed appropriate, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our Named Executive Officers. In making decisions regarding salary increases, we may also draw on the experiences of members of our Board of Directors with other companies and the peer group compensation data reviewed by the Compensation Committee.

The long-term incentive awards in our compensation program are around incentives that we believe will also drive stockholder value. Performance stock options when issued do not accrue value to the executive officer unless and until stockholder value is created through company performance (i.e., all stock options are granted at or above market price on the date of issuance). We also believe that an executive officer should hold an equity stake in the Company to further motivate the creation of stockholder value, provided that we do not have a policy in place requiring such ownership.

Annual Cash Incentive Bonuses

A significant portion of the total compensation of our Named Executive Officers has historically been directly linked to Company performance in the form of cash incentive bonus payments. We believe this provides our executives an opportunity to earn above peer average compensation if the Company delivers superior results.

We link a significant portion of our executives’ cash compensation to the Company’s performance, as measured for our Named Executive Officers (and certain high-level employees) other than our Chief Executive Officer, by our year-over-year net income growth (less certain items not directly effecting net income, such as income tax benefit). Our high-level employees and executives have the ability, in the discretion of the Compensation Committee, to earn bonuses based on certain pre-determined percentages of their base salary, which aggregate bonuses for all executives (other than our Chief Executive Officer) and all high-level employees is determined based on a maximum of 20% of our year-over-year increase in net income, if any.

The annual bonuses for our Chief Executive Officer are determined in the sole discretion of the Compensation Committee, based on the advice of consultants, the Company’s annual performance, and the bonuses paid to chief executive officers in the Company’s peer group. The 2014 bonus of Mr. David Peel, who previously served as our Chief Operating Officer, was determined pursuant to the terms of his employment agreement and 90% of such bonus was non-discretionary (the remaining 10% was discretionary in the determination of the Board of Directors). Cash bonuses were paid to our executive officers in fiscal 2016 and 2015 as described below under “Summary Executive Compensation Table”, beginning on page 27.

Long-Term and Equity-Based Incentives

Our equity compensation program is a broad-based, long-term employee retention program that is intended to attract, retain and motivate our employees, officers and directors and to align their interests with those of our stockholders. We believe that our equity program is critical to our efforts to hire and retain the best talent in the extremely competitive used oil industry. We use stock options as a way to reward long-term value creation. Consistent with our Compensation Committee’s desire to tie pay to performance, the value of option awards is directly linked to the long-term performance of our stock price. While we have not previously issued restricted stock or equity awards other than stock options, the Compensation Committee reserves the right to issue such securities in the future, in the event it determines that such securities are beneficial to the Company’s compensation program.

Historically, the Compensation Committee has not granted stock options on a set schedule or based on any pre-determined schedule. Instead, the Compensation Committee grants stock options from time to time, in its sole discretion, based on the Company’s performance, the length of time prior stock options have been outstanding, the amount of stockholder dilution which would result from the grant of such stock options and our stock price. Notwithstanding the above, the Compensation Committee has historically sought to grant stock options to new hirees/appointees shortly after their engagement/appointment. Generally, all stock awards have a term of ten years (five years for greater than 10% stockholders), are granted at market (or 10% above in the event of greater than 10% stockholders), and vest at the rate of 1/4th of such options each year for four years, assuming such holders are continued to be employed by us.

We believe that meaningful vesting periods encourage recipients to remain with the Company over the long term. Because the value of the awards is based on our stock price, stock options encourage recipients to focus on achievement of longer-term goals, such as strategic opportunities, technological innovation and stockholder return.

Grants of stock options (and other equity awards) are made under our Equity Incentive Plans and the plans are administered pursuant to Rule 16b-3 of the Exchange Act. When considering the grant of stock based awards, the Compensation Committee gives consideration to our overall performance and the performance of individual employees.

Severance Benefits

Our employment agreements with our Named Executive Officers generally provide for severance pay (for 12 months) upon the termination of such Named Executive Officers employment with us without cause or by the executives for good reason (as described in such agreements). Upon the termination of a Named Executive Officer’s employment agreement during the twelve month period following a change of control or in anticipation of a change of control (as defined therein), we are required to pay a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of such executive officer’s current base salary and the amount of the last bonus payable to such executive. Severance benefits are consistent with the Company’s peer group, and intended to provide the executives a comfort level that their employment will not be terminated without cause, unless they receive severance pay sufficient for them to relocate if necessary and/or find alternative employment.

Benefits and Other Compensation

We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our executive officers are eligible to participate in all of our employee benefit plans.

Chief Executive Officer Compensation

Benjamin P. Cowart’s compensation is determined by our Compensation Committee. As is the case with respect to the executive officers, our Chief Executive Officer’s compensation is based upon both our operating performance and his individual performance. The Chief Executive Officer’s compensation consists of the same elements identified above with respect to executive officers: salary, an annual incentive bonus, and, in some years, grants of stock options. The determination of salary and the grant of stock based awards, if any, are subjective and not based upon any specific formula or guidelines, provided the Compensation Committee does take into account the performance of the Company and the Chief Executive Officer, our peer group and the advice of consultants.

Say-on-pay Voting Outcome

As part of the process for determining compensation for the Named Executive Officers for 2016, the Compensation Committee considered the most recent “say on pay” non-binding stockholder advisory vote held in June 2016 regarding the Named Executive Officers’ 2015 compensation. The resolution approving 2015 executive compensation received approval of 60.1% of the total stockholder vote, including 98.5% of the total number of votes cast by stockholders on the proposal. Additionally, due to the fact that stockholders holding 55.4% of the total shares eligible to vote at the 2016 annual meeting, voted in favor of holding future advisory votes on executive compensation of our Named Executive Officers every “1 Year”, the Board of Directors determined that the Company will hold future non-binding, advisory votes of stockholders to approve the compensation of the Named Executive Officers every “1 year” until the next non-binding, advisory stockholder vote on the frequency of stockholder votes on executive compensation, currently scheduled to occur at our 2019 annual meeting of stockholders, or until the Board of Directors otherwise determines a different frequency for such non-binding, advisory votes.

Benchmarking

In making its compensation determinations, the Compensation Committee annually reviews the total compensation that each of our executives is eligible to receive against the compensation levels of comparable positions of a peer group of companies. The Compensation Committee seeks to select peer companies that are publicly traded, headquartered in the United States, operate in the used oil or environmental services industry, compete with us for talent, and are similar to the Company in their product and services offerings, business model, revenue size and market capitalization. The composition of the peer group is reviewed annually by the Compensation Committee.

The peer group used by the Compensation Committee in fiscal 2016 to evaluate compensation is:

Casella Waste Systems Inc.	CECO Environmental Corp.
Perma-fix Environmental Services	US Ecology, Inc.
Clean Diesel Technologies	Heritage-Crystal Clean
Flotek Industries, Inc.	Nuverra Environmental Solutions
Quest Resource Holding Corp	Trecora Resources

Role of Chief Executive Officer and Other Officers

The Compensation Committee considers input from our Chief Executive Officer in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than our Chief Executive Officer. The Compensation Committee makes the final determination of Named Executive Officer compensation. The Compensation Committee has sole discretion to set the compensation levels of our Chief Executive Officer.

Role of Independent Consultant

During 2014, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. Meridian reports solely to the Compensation Committee, and the Compensation Committee determines the scope of Meridian’s engagement, which includes:

●	Providing input into compensation program design discussions and individual compensation actions, as needed.
●	Providing benchmarking (e.g., peer company) data on executive compensation for the Compensation Committee to use in its decision-making process.
●	Keeping the Compensation Committee apprised of trends and other developments affecting executive compensation.

The Compensation Committee has evaluated the independence of Meridian based on the SEC’s factors affecting independence and has concluded that Meridian is independent and that there are no conflicts of interests associated with Meridian’s engagement.

Employment Agreements

We typically enter into employment agreements with all of our Named Executive Officers (defined below under “Summary Executive Compensation Table” on page 27). Refer to “Employment Agreements” beginning on page 30 below for further details.

Compensation Recovery

Under the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer. We plan to implement a clawback policy in the future, although we have not yet implemented such policy, in accordance with the requirements of The Dodd–Frank Wall Street Reform and Consumer Protection Act.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the most highly compensated executive officer other than the Chief Executive Officer and Chief Financial Officer who was serving as an executive officer of the Company at the end of December 31, 2016 (the Company only had one executive officer (its COO) other than the CEO and CFO as of December 31, 2016), and up to two additional individuals for whom disclosure would have been required had they been serving as an executive officer at the end of the last completed fiscal year (collectively, the “Named Executive Officers”).

Name and Principal Position	Year Ended December 31	Salary ($)	Bonus ($)		Stock Awards	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(1)		Total ($)
Benjamin P.
Cowart	2016	$267,500		$(3)	$—	$12,317	$—	$20,199	(8)	$300,016
Chairman,
CEO,	2015	$267,500		$(4)	$—	$84,215	$—	$33,135	(8)	$384,850
and President	2014	$267,500		$(5)	$—	$15,475	$—	$39,811	(8)	$322,786

Chris Carlson	2016	$195,000		$(3)	$—	$43,143	$—	$29,199	(9)	$267,342
Chief
Financial	2015	$195,000		$(4)	$—	$44,053	$—	$25,765	(9)	$264,818
Officer and
Secretary	2014	$195,000		$(5)	$—	$38,853	$—	$22,974	(9)	$256,827

John
Strickland	2016	$225,000		$(3)	$—	$72,264	$—	$18,402	(10)	$315,666
Chief	2015	$204,808	$35,800		$—	$89,093	$—	$14,072	(10)	$343,773
Operating
Officer (6)

David Peel
Former Chief
Operating	2015	$290,769	$—		$—	$6,325	$—	$4,791	(11)	$301,885
Officer (6)	2014	$294,231	$150,000	(7)	$—	$—	$—	$—		$444,231

(1) Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. None of our executive officers received any change in pension value and nonqualified deferred compensation earnings during the periods presented.

(2) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3) The amount of Mr. Cowart’s, Mr. Carlson’s and Mr. Strickland’s 2016 bonuses have not yet been determined by the Compensation Committee as of the date of this filing, and are therefore not included in the table above. As the amount of Mr. Cowart’s, Mr. Carlson’s and Mr. Strickland’s bonuses are determined in the sole discretion of the Compensation Committee, the date that the bonuses are expected to be determined is unknown. The amount of Mr. Cowart’s, Mr. Carlson’s and Mr. Strickland’s bonuses for fiscal 2016, if any, will be disclosed in a separate filing under Item 5.02(f) of Form 8-K within four days of the date finalized by the Compensation Committee.

(4) The amount of Mr. Cowart’s and Mr. Carlson’s 2015 bonuses have not yet been determined by the Compensation Committee as of the date of this filing, and are therefore not included in the table above. As the amount of Mr. Cowart’s and Mr. Carlson’s bonuses are determined in the sole discretion of the Compensation Committee, the date that the bonuses are expected to be determined is unknown. The amount of Mr. Cowart’s and Mr. Carlson’s bonuses for fiscal 2015, if any, will be disclosed in a separate filing under Item 5.02(f) of Form 8-K within four days of the date finalized by the Compensation Committee.

(5) The amount of Mr. Cowart’s and Mr. Carlson’s 2014 bonuses have not yet been determined by the Compensation Committee as of the date of this filing, and are therefore not included in the table above. As the amount of Mr. Cowart’s and Mr. Carlson’s bonuses are determined in the sole discretion of the Compensation Committee, the date that the bonuses are expected to be determined is unknown. The amount of Mr. Cowart’s and Mr. Carlson’s bonuses for fiscal 2014, if any, will be disclosed in a separate filing under Item 5.02(f) of Form 8-K within four days of the date finalized by the Compensation Committee.

(6) Effective on October 1, 2015, John Strickland, the then Manager of Supply of the Company and a long-time employee of the Company, was promoted to Chief Operating Officer. In connection with such appointment, David Peel, the then Chief Operating Officer of the Company stepped down from his role as Chief Operating Officer.

(7) Non-discretionary pro-rata bonus required pursuant to the terms of Mr. Peel’s employment agreement.

(8) Other compensation includes health insurance premiums and a monthly car allowance.

(9) Other compensation includes health insurance premiums and a monthly car allowance.

(10) Other compensation includes health insurance premiums and a monthly car allowance.

(11) Other compensation consists of health insurance premiums.

Outstanding Equity Awards At Fiscal Year-End (1)

Name	Number of securities underlying unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Benjamin P. Cowart CEO and President	25,000	—	—	$3.03	9/23/16
	75,000	—	25,000	$3.26	9/27/18

Chris Carlson CFO and Secretary	140,000	—	—	$1.20	5/16/18
	100,000	—	—	$2.75	9/23/21
	75,000	—	25,000	$2.96	9/27/23
	18,500	—	56,250	$3.15	6/24/25

John Strickland	50,000	—	—	$2.75	9/23/21
COO	150,000	—	—	$1.82	8/17/22
	50,000	—	50,000	$7.55	4/23/24

(1) The table above only includes equity awards granted in consideration for services rendered by the Named Executive Officers disclosed above, and does not include any warrants, options or other securities granted in connection with any other transactions. We have no outstanding, vested, unvested, earned or unearned stock awards outstanding as of December 31, 2016.

Option Exercises During Fiscal 2016

The following table sets forth certain information about option exercises during fiscal 2016 relating to the Named Executive Officers who exercised options during fiscal 2016. No Named Executive Officers hold any restricted stock or restricted stock units subject to vesting and no restricted stock or restricted stock units vested during fiscal 2016.

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Mr. Cowart	—	$—	—	—
Mr. Carlson	—	$—	—	—
Mr. Strickland	—	$—	—	—

(1) The value realized on exercise of stock options is calculated based on the difference between the market price of our common stock upon exercise and the exercise price of the options.

Employment Agreements

Benjamin P. Cowart, Chief Executive Officer and President

On August 7, 2015, we entered into an Executive Employment Agreement with Benjamin P. Cowart, our Chief Executive Officer and President (Mr. Cowart’s prior employment agreement had expired on April 16, 2014; provided that the parties had agreed to continue operating under the terms of the prior agreement until a new agreement was entered into). The agreement, which provides for Mr. Cowart to serve as our Chief Executive Officer, has a term extending through December 31, 2018, provided that the agreement automatically extends for additional one year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

Pursuant to the terms of the agreement, Mr. Cowart’s annual compensation package includes (1) a base salary of $267,500 per year subject to the terms of the Compensation Re-Examination described below under “Increases in CEO and CFO Salary”, beginning on page 33, which may increase his salary to $425,000 per year in the event the Company’s liquidity improves and the Compensation Committee approves such increase in salary, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee in an annual targeted amount of not less than $385,000, subject to the compliance by Mr. Cowart with performance goals that may be established by the Compensation Committee from time to time, provided no goals have been established to date, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee. Mr. Cowart is also paid an automobile allowance of $750 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement prohibits Mr. Cowart from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the collection, trading, purchasing, processing, storing, aggregation, transportation, manufacture, distribution, recycling, storage, refinement, re-refinement and sale of Restricted Products, dismantling, demolition, decommission and marine salvage services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Cowart has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means used motor oil, petroleum by-products, vacuum gas oil, aggregated feedstock and re-refined oil products, gasoline blendstock, pygas and fuel oil cutterstock, oil filters, engine coolant and/or other hydrocarbons and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, refining, re-refining, aggregating, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Cowart obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We may terminate Mr. Cowart’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Cowart, any act of misappropriation of funds or embezzlement by Mr. Cowart, Mr. Cowart committing any act of fraud, or Mr. Cowart being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Cowart suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Cowart.

Mr. Cowart may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of CEO of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Cowart reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Cowart, or (iii) Mr. Cowart’s compensation is reduced without his consent, or we fail to pay to Mr. Cowart any compensation due to him upon five days written notice from Mr. Cowart informing us of such failure); provided, however, prior to any such termination by Mr. Cowart for “good reason”, Mr. Cowart must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Cowart’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Cowart’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Cowart’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Cowart, within 60 days following the later of (x) the date of such Change of Control Termination; and (y) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Cowart (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Cowart’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Cowart’s equity-based compensation immediately vests to Mr. Cowart and any outstanding stock options held by Mr. Cowart can be exercised by Mr. Cowart until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Cowart’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Cowart a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Cowart on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on August 7, 2015, except in the event that such slate of directors is proposed by a committee of the Board of Directors; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Cowart’s employment is terminated by Mr. Cowart for “good reason”, or by us without “cause”, (a) Mr. Cowart is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for twelve (12) months or otherwise until such obligation ceases. Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Cowart will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Cowart is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Cowart will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement, provided that Mr. Cowart is also prohibited from competing against us in connection with certain of our operations until August 17, 2017, as described in greater detail below under “Non-Competition and Non-Solicitation Agreement” on page 36. Accordingly, Mr. Cowart could be in a position to use industry experience gained while working with us to compete with us.

Chris Carlson, Chief Financial Officer and Secretary

On August 7, 2015, we entered into an Executive Employment Agreement with Chris Carlson, our Chief Financial Officer and Secretary (Mr. Carlson’s prior employment agreement had expired on April 1, 2015; provided that the parties had agreed to continue operating under the terms of the prior agreement until a new agreement was entered into). The agreement, which provides for Mr. Carlson to serve as our Chief Financial Officer, has a term extending through December 31, 2018, provided that the agreement automatically extends for additional one year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

Pursuant to the terms of the agreement, Mr. Carlson’s annual compensation package includes (1) a base salary of $195,000 per year subject to the terms of the Compensation Re-Examination described below under “Increases in CEO and CFO Salary”, beginning on page 33, which may increase his salary to $240,000 per year in the event the Company’s liquidity approves and the Compensation Committee approves such increase in salary, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee in an annual targeted amount of not less than $240,000, subject to the compliance by Mr. Carlson with performance goals that may be established by the Compensation Committee from time to time, provided no goals have been established to date, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee. Mr. Carlson is also paid an automobile allowance of $750 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement prohibits Mr. Carlson from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement.

We may terminate Mr. Carlson’s employment (a) for “cause”; (b) in the event Mr. Carlson suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Carlson.

Mr. Carlson may terminate his employment (a) for “good reason”; provided, however, prior to any such termination by Mr. Carlson for “good reason”, Mr. Carlson must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Carlson’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Carlson’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Carlson’s death or disability) during the twelve month period following a Change of Control or in anticipation of a Change of Control, we are required to pay Mr. Carlson, within 60 days following the later of (x) the date of such Change of Control Termination; and (y) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Carlson, which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. In addition, in the event of a Change of Control, all of Mr. Carlson’s equity-based compensation immediately vests to Mr. Carlson and any outstanding stock options held by Mr. Carlson can be exercised by Mr. Carlson until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Carlson’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Carlson a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Carlson on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired.

If Mr. Carlson’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Carlson, or by us for “cause”, Mr. Carlson is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Carlson was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Carlson immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable Stock Incentive Plan or Equity Compensation Plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Carlson.

If Mr. Carlson’s employment is terminated by Mr. Carlson for “good reason”, or by us without “cause”, (a) Mr. Carlson is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for twelve (12) months following the termination date, payable in accordance with our normal payroll practices and policies; (b) Mr. Carlson is entitled to the pro rata amount of any cash bonus which would be payable to Mr. Carlson had he remained employed for an additional twelve months following the termination date; and (c) provided Mr. Carlson elects to receive continued health insurance coverage through COBRA, we are required to pay Mr. Carlson’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date; provided, however, that if at any time Mr. Carlson is covered by a substantially similar level of health insurance through subsequent employment or otherwise such obligation ceases. Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Carlson will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

The definitions of “Restricted Services”, “Restricted Products”, “cause”, “good reason”, “Change of Control Termination”, “Change of Control Payment”, “in anticipation of a Change of Control”, and “Change of Control” in Mr. Carlson’s employment agreement are identical to those in Mr. Cowart’s employment agreement as described above.

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Carlson is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Carlson will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement, provided he is also prohibited from competing against us in connection with certain of our operations until August 17, 2017, as described in greater detail below under “Non-Competition and Non-Solicitation Agreement”, on page 36.

Increases in CEO and CFO Salary

Effective on June 24, 2015, the Compensation Committee of the Board of Directors approved an increase in the yearly base salary of (a) Benjamin P. Cowart, our Chief Executive Officer and President to $425,000 (compared to $267,500 prior to such increase); and (b) Chris Carlson, our Chief Financial Officer and Secretary to $240,000 (compared to $195,000 prior to such increase)(collectively, the “Increases in Salary”). The Compensation Committee also set the total yearly target bonuses of Mr. Cowart and Mr. Carlson at $385,000 and $240,000, respectively. Notwithstanding the Increases in Salary, the Compensation Committee determined that such increases would not go into effect immediately because of our lack of liquidity. Such Increases in Salary have not gone into effect to date and it is anticipated that at such time as our liquidity improves, if ever, the Compensation Committee will re-examine our liquidity position and determine when such Increases in Salary will become effective (the “Compensation Re-Examination”).

John Strickland, Chief Operating Officer

Effective on October 16, 2015, the Compensation Committee of the Board of Directors of the Company approved the Company’s entry into an Executive Employment Agreement with John Strickland, who was appointed as the Company’s Chief Operating Officer effective October 1, 2015. The employment agreement, which had an effective date of October 1, 2015, amended and replaced a prior employment agreement which was previously in place with Mr. Strickland and has the following terms:

The employment agreement has a term extending through December 31, 2018, provided that the agreement automatically extends for additional one year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

Pursuant to the terms of the agreement, Mr. Strickland’s annual compensation package includes (1) a base salary of $225,000 per year (increasing to up to $260,000 per year in the fourth quarter of fiscal 2016, assuming certain performance goals are met by the Company and Mr. Strickland), subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee in an annual targeted amount of not less than $75,000, subject to the compliance by Mr. Strickland with performance goals that may be established by the Compensation Committee from time to time, provided no goals have been established to date, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee. Mr. Strickland is also eligible to receive a one-time bonus of between $150,000 and $250,000 during the fourth quarter of fiscal 2016 in the event performance goals to be established by the Compensation Committee are met, the applicability of which has not yet been determined by the Compensation Committee. Mr. Strickland is also paid an automobile allowance of $650 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement prohibits Mr. Strickland from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement.

We may terminate Mr. Strickland’s employment (a) for “cause”; (b) in the event Mr. Strickland suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Strickland.

Mr. Strickland may terminate his employment (a) for “good reason”; provided, however, prior to any such termination by Mr. Strickland for “good reason”, Mr. Strickland must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Strickland’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Strickland’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Strickland’s death or disability) during the twelve month period following a Change of Control or in anticipation of a Change of Control, we are required to pay Mr. Strickland, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Strickland, which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. In addition, in the event of a Change of Control, all of Mr. Strickland’s equity-based compensation immediately vests to Mr. Strickland and any outstanding stock options held by Mr. Strickland can be exercised by Mr. Strickland until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Strickland’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Strickland a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Strickland on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on October 1, 2015, except in the event that such slate of directors is proposed by a committee of the Board of Directors; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Strickland’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Strickland, or by us for “cause”, Mr. Strickland is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Strickland was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Strickland immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable Stock Incentive Plan or Equity Compensation Plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Strickland.

If Mr. Strickland’s employment is terminated by Mr. Strickland for “good reason”, or by us without “cause”, (a) Mr. Strickland is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for twelve (12) months following the termination date, payable in accordance with our normal payroll practices and policies; (b) Mr. Strickland is entitled to the pro rata amount of any cash bonus which would be payable to Mr. Strickland had he remained employed for an additional twelve months following the termination date; and (c) provided Mr. Strickland elects to receive continued health insurance coverage through COBRA, we are required to pay Mr. Strickland’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date; provided, however, that if at any time Mr. Strickland is covered by a substantially similar level of health insurance through subsequent employment or otherwise such obligation ceases. Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Strickland will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

The definitions of “Restricted Services”, “Restricted Products”, “cause”, “good reason”, “Change of Control Termination”, “Change of Control Payment”, and “in anticipation of a Change of Control” in Mr. Strickland’s employment agreement are identical to those in Mr. Cowart’s employment agreement as described above.

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Strickland is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Strickland will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

David Peel, Former Chief Operating Officer (Agreement no longer in effect)

Effective June 19, 2014, Mr. Peel was appointed as Chief Operating Officer of the Company. In connection with the closing of the Omega Holdings Company LLC (“Omega Holdings”) transaction in May 2014, we hired Mr. Peel as an employee of the Company and we entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the “Employment Agreement”) and Retention and Noncompetition Agreement with Mr. Peel.

Pursuant to the Employment Agreement, Mr. Peel was employed on an “at-will” basis as an employee of Vertex Refining LA, LLC, an indirect wholly-owned subsidiary of the Company. We agreed to pay him an annual base salary of $300,000 per year, plus a yearly bonus in an amount of 100% of his base salary, of which 90% was non-discretionary. Mr. Peel was paid a bonus of $150,000 for fiscal 2014. Mr. Peel was also entitled to all fringe benefits regularly provided to other full-time employees of the Company (including health, dental and life insurance where applicable). The Employment Agreement contained standard confidentiality, assignment of inventions and ‘work for hire’, and arbitration provisions.

Pursuant to the Retention and Noncompetition Agreement we agreed to pay Mr. Peel $150,000 as a retention bonus (with 50% payable upon the effective date of the initial closing of a transaction with Omega Holdings in May 2014) and 50% payable six months thereafter) and he agreed not to compete against us for two months from the date he is no longer employed by the Company (or any affiliate of the Company)(as described in the agreement) and to not solicit any employees or consultants of, or solicit employment from, any person who performs or performed services for the Company (subject to certain exceptions and as described in greater detail in the agreement) for a period of six months following such termination of employment.

Effective on October 16, 2015, the Employment Agreement was deemed mutually terminated in connection with Mr. Peel stepping down as Chief Operating Officer of the Company.

James P. Gregory, Director and General Counsel to Vertex Refining Nevada

Vertex Refining Nevada previously entered into an employment agreement with Mr. Gregory effective May 2, 2014, pursuant to which Mr. Gregory agreed to serve as General Counsel to Vertex Refining Nevada for a period of three years (provided the agreement is automatically extended thereafter for additional one year periods unless either party provides the other at least 60 days’ notice of their intention not to renew such agreement). The agreement provides for Mr. Gregory to perform a minimum of an average of 20 hours per week for Vertex Refining Nevada. The agreement also provides for among other things, a two year non-compete period following the termination of Mr. Gregory’s employment. Pursuant to the agreement, Mr. Gregory receives a salary of $100,000 per year and is eligible to participate in life, health and other benefit programs that the Company makes available to similarly situated employees. In the event Mr. Gregory’s services with the Company are terminated (a) without cause by the Company or (b) by Mr. Gregory for good reason (as described in the agreement), we are required to continue paying the compensation due to Mr. Gregory under the agreement for one year from the termination date, subject to the terms and conditions of the agreement. In connection with the termination of the agreement for any other reason, Mr. Gregory is due only the compensation earned by him through the date of termination.

Non-Competition and Non-Solicitation Agreement

Effective August 31, 2012, in connection with the Acquisition of Holdings, we entered into a Non-Competition and Non-Solicitation Agreement with Holdings, Mr. Cowart (and an entity which he controlled), Mr. Carlson and Greg Wallace (the “Non-Compete Parties” and “Non-Competition Agreement”). Pursuant to the Non-Competition Agreement, the Non-Compete Parties agreed, through themselves and their affiliates, to not directly or indirectly conduct, control or participate in the business of transporting, storing, processing and refining petroleum products, crudes and lubricants in the states of Alabama, Arkansas, Arizona, California, Florida, Georgia, Iowa, Illinois, Kentucky, Louisiana, Michigan, North Carolina, Nevada, New York, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee and Texas, for a period of five years (i.e., until August 31, 2017). The Non-Competition Agreement also restricts the Non-Compete Parties from soliciting, inducing or attempting to induce, persuade or entice any employee of Vertex Acquisition Sub, LLC or its subsidiaries, which was an employee prior to the Acquisition, to leave their employment, subject to certain limited exceptions described in the Non-Competition Agreement.

DIRECTORS COMPENSATION

The following table sets forth summary information concerning the compensation we paid to non-executive directors during the year ended December 31, 2016:

NAME (1)	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($)(2)	ALL OTHER COMPENSATION ($)		TOTAL ($)
David Phillips	$21,000	$37,425	$—		$58,425
Dan Borgen	$19,500	$37,425	$—		$56,925
Christopher Stratton	$21,500	$37,425	$—		$58,925
Timothy C. Harvey	$16,500	$67,520	$—		$84,020
James P. Gregory	$—	$25,109	$100,000	(3)	$125,109

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Stock Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings during the period presented. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1) Mr. Cowart did not receive any compensation separate from the consideration he received as one of our officers for the year ended December 31, 2016 in consideration for his service to our Board.

(2) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3) Includes compensation that Mr. Gregory received as the General Counsel of Vertex Refining Nevada, pursuant to that certain employment agreement effective May 2, 2014, as described in greater detail under “Employment Agreements” - “James P. Gregory, Director and General Counsel to Vertex Refining Nevada”, on page 36. The total consideration received for fiscal 2016 under the employment agreement totaled $100,000. The total set forth in the table above does not include $35,784 paid by the Company to Ruddy Gregory, PLLC, a law firm, for legal services rendered to the Company, which law firm Mr. Gregory serves as a Partner of.

Directors who are executive officers receive no additional compensation for serving on the Board of Directors. Our non-executive directors receive annual cash compensation of $10,000. The Chair of each committee receives an additional $2,500 annual cash retainer. Each member of the Board of Directors receives an additional $500 per committee meeting attended and $2,000 for each board meeting attended. We also reimburse the directors for reasonable expenses that they incur in attending Board or committee meetings. Additionally, from time to time, we grant the member of the Board of Directors options to purchase shares of our common stock as additional consideration for serving on the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

The Company previously assumed World Waste’s 2004 Incentive Stock Option Plan (the “2004 Plan”), which was approved by stockholders, and provided for the issuance of a total of up to 200,000 shares of common stock and options to acquire common stock to employees, Directors and consultants.

The Company also previously assumed World Waste’s 2007 Incentive Stock Plan (the “2007 Plan”), which was not stockholder-approved. The 2007 Plan provided for the issuance of a total of up to 600,000 shares of common stock and options to acquire common stock to employees, Directors and consultants.

Effective May 16, 2008, our Board of Directors approved our 2008 Stock Incentive Plan, which was subsequently approved by a majority of our stockholders on December 3, 2008, which allows the Board of Directors to grant up to an aggregate of 600,000 qualified and non-qualified stock options, restricted stock and performance based awards of securities to our officers, Directors and consultants to help attract and retain our qualified personnel (the “2008 Plan”).

Effective July 15, 2009, our Board of Directors approved our 2009 Stock Incentive Plan, which was subsequently approved by a majority of our stockholders on July 14, 2010, which allows the Board of Directors to grant up to an aggregate of 1,575,000 qualified and non-qualified stock options, restricted stock and performance based awards of securities to our officers, Directors and consultants to help attract and retain qualified personnel (the “2009 Plan”).

Effective on April 25, 2013, the Board of Directors adopted, subject to the ratification of our stockholders, the Company’s 2013 Stock Incentive Plan, which was subsequently approved by the Company’s stockholders on June 7, 2013, which allows the Board of Directors to grant up to an aggregate of 1,575,000 qualified and non-qualified stock options, restricted stock and performance based awards of securities to our officers, Directors and consultants to help attract and retain qualified personnel (the “2013 Plan” and collectively with the 2008 Plan and the 2009 Plan, the “Plans”). On July 20, 2015, the Board of Directors approved an amendment to the 2013 Plan to increase by 2 million shares the number of shares available under the 2013 Plan, which was ratified by the stockholders of the Company on September 16, 2015.

The following table provides information as of December 31, 2016 regarding the 2004 Plan, the 2007 Plan and the Plans (including individual compensation arrangements), except as described below, under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights*	Weighted-average exercise price of outstanding options, warrants and rights*	Number of securities available for future issuance under equity compensation plans (excluding those in first column)*
Equity compensation plans approved by the security holders	2,603,750	$4.17	3,841,444
Equity compensation plans not approved by the security holders	—	—	—
Total	2,603,750		3,841,444

* Does not include securities available for future issuance under equity compensation plans approved by security holders and not approved by security holders of World Waste Technologies, Inc. (“WWT”), assumed in the April 2009 merger between WWT and the Company, which the Company does not plan to issue any additional securities in connection with.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive Compensation” and “Directors Compensation”, beginning on pages 27 and 37, respectively, there have been no transactions over the last two fiscal years, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the Company’s total assets at year end for the last two completed fiscal years, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

As described above under “Committees of the Board” - “Related Party Transaction Committee”, on page 17, the Board of Directors maintains a standing Related Party Transaction Committee which is charged with the review and pre-approval of any and all related party transactions.

Related Party Revenues; Inventory Purchases; Receivables and Notes Payable

As of December 31, 2015, we were owed $13,858,067 under a secured note representing amounts loaned to subsidiaries of Omega Holdings (“Omega” and the “Omega Secured Note”). The Omega Secured Note represented (a) a loan to Omega in the amount of approximately $7.56 million (representing the agreed upon value of the amount by which the consideration paid at the initial closing of the Omega Holdings Asset Purchase Agreement (which included consideration relating to the assets acquired at the initial closing and which were planned to be acquired at a subsequent closing which will now not occur) exceeded the value of assets acquired at the initial closing) (the “Purchase Price Loan”); (b) a $750,000 loan related to the delivery of a certain amount of used motor oil inventory at the initial closing (the “First Inventory Loan”); (c) a $1,400,000 loan related to the delivery of a certain amount of used motor oil inventory which was planned to be acquired at the final closing (the “Second Inventory Loan” and along with the First Inventory Loan, the “Inventory Loans”); (d) advances totaling $4.15 million to satisfy accounts payable and other working capital related obligations of Omega after the initial closing (the “Draw Down Loans”); and (e) an additional loan of $1 million for capital expenditures (the “Capital Expenditure Loan”).

The Purchase Price Loan and the Draw Down Loans accrued interest at the short-term federal rate as published by the Internal Revenue Service from time to time prior to October 30, 2014, and thereafter at 9.5% per annum, payable monthly in arrears and had a maturity date of March 31, 2015. The First Inventory Loan and the Draw Down Loans accrue interest at the rate of 9.5% per annum beginning on May 31, 2014, and were due and payable on March 31, 2015. Upon an event of default under any of the loans, the loans accrue interest at 18% per annum until paid in full. The Purchase Price Loan and the Draw Down Loan were due and payable in full on March 31, 2015, and were not paid on such date.

The amounts owed under the Omega Secured Note were satisfied by our sale of the re-refining plant in Churchill County, Nevada to Safety-Kleen Systems, Inc. in January 2016 as described in greater detail in the Annual Report.

We had accounts receivable from Omega Holdings of $1,696,452 representing invoiced amounts that do not bear interest as of December 31, 2015. Based on management’s assessment, the Company recognized an allowance of $1,696,452 related to the receivable. Subsequent to December 31, 2015, this accounts receivable balance was paid off in connection with the sale of the re-refining plant in Churchill County, Nevada.

Related Party Transactions

As described below under “Proposal 1 – Election of Directors” – “James P. Gregory” on page 42, James P. Gregory, a member of our Board of Directors and General Counsel to Vertex Refining Nevada, is a member of the Board of Directors of Omega Holdings and its subsidiaries.  Mr. Gregory holds an approximate 3.6% membership interest in Omega Holdings.

Pursuant to the terms of the March 17, 2014, Omega Asset Purchase Agreement, which closed on May 2, 2014, Omega was provided the right through December 31, 2016, subject to the approval of the Company’s Nominating and Corporate Governance Committee, to nominate three persons to fill one new position on the Board of Directors of the Company (the “Appointment Right”). Mr. Gregory was appointed to the Board of Directors pursuant to such Appointment Right in July 2014, upon nomination by Omega Holdings, ratification of such nomination by the Company’s Nominating and Corporate Governance Committee, and with the approval of the full Board of Directors of the Company. Notwithstanding the termination of the Appointment Right, the Nominating and Governance Committee has determined it is in the best interests of the Company and its stockholders if Mr. Gregory continue as a member of the Board of Directors and has nominated Mr. Gregory to be elected as a member of the Board of Directors at the Meeting.

The Compensation Committee granted Chris Carlson, our Chief Financial Officer, options to purchase 75,000 shares of our common stock with an exercise price of $3.15 per share, with a ten year term, vesting at the rate of 1/4th of such options per year on the first four anniversaries of the grant, under our 2013 Stock Incentive Plan on June 29, 2015 in consideration for services rendered and to be rendered to the Company. The Compensation Committee also granted Mr. Carlson a bonus of $145,000 relating to services rendered by Mr. Carlson during fiscal 2013. Mr. Carlson previously received a bonus of $127,162 for fiscal 2013, which together with the current additional bonus approved by the Committee brought his total bonus for fiscal 2013 to an aggregate of $272,162.

On July 7, 2015, the Board of Directors granted our non-executive directors options to purchase an aggregate of 300,000 shares of common stock at an exercise price of $2.08 per share (60,000 options per non-executive director), with a ten year term, vesting at the rate of 1/4th of such options per year on the first four anniversaries of the grant, under our 2013 Stock Incentive Plan in consideration for services rendered and to be rendered to the Company.

Effective August 6, 2015, the Company, through an indirect wholly-owned subsidiary, acquired a collection route consisting of collecting, shipping and selling used oil, oil filters, antifreeze and other related services in the state of Louisiana, but excluding industrial customers, maritime customers, off shore customers, dockside locations, industrial services, used absorbent services, wastewater generating customers and collectors/ transporters of crankcase used oil, petroleum fuel reclamation customers and crude oil producers/processing/recovery/reclamation customers of Aaron Oil Company, Inc. (“Aaron Oil”). Included in the purchase were certain trucks and other assets owned by Aaron Oil and certain contract rights. The President, Chief Executive Officer and owner of Aaron Oil is Dan Cowart, the brother of our Chief Executive Officer and largest stockholder, Benjamin P. Cowart. The acquisition price paid at closing was approximately $1 million, which included a reimbursement for certain prepaid contract rights. Aaron Oil also agreed to provide account servicing services to us for a period of sixty days following the closing at an agreed upon price per gallon of oil serviced. Aaron Oil also agreed to a non-compete provision prohibiting Aaron Oil from competing against the Company in the Louisiana market for a period of two years from the closing.

On May 13, 2016, we closed the transactions contemplated by the May 10, 2016 Unit Purchase Agreement (the “Purchase Agreement”) entered into with certain accredited investors (the “Investors”), pursuant to which we sold the Investors an aggregate of 12,403,683 units (the “Units”), each consisting of (i) one share of Series B1 Preferred Stock of the Company, $0.001 par value per share (the “Series B1 Preferred Stock”) and (ii) one warrant to purchase one-quarter of a share of common stock of the Company, $0.001 par value per share, totaling an aggregate of warrants to purchase 3,100,926 shares of common stock (each a “Warrant” and collectively, the “Warrants”). The Units were sold at a price of $1.56 per Unit (the “Unit Price”) (a 2.6% premium to the closing bid price of the Company’s common stock on the NASDAQ Capital Market on the date the Purchase Agreement was entered into which was $1.52 per share (the “Closing Bid Price”)). The Warrants have an exercise price of $1.53 per share ($0.01 above the Closing Bid Price), are exercisable beginning 185 days after the date of the closing of the Offering (November 14, 2016), have a term of 5.5 years and have cashless exercise rights to the extent the shares of common stock issuable upon exercise of the Warrants are not registered with the Securities and Exchange Commission. Total gross proceeds from the offering of the Units (the “Offering”) was $19,349,740.

The Company’s Chief Executive Officer and Chairman, Benjamin P. Cowart, and the Company’s Chief Financial Officer and Secretary, Chris Carlson, each purchased 32,052 Units ($50,000 of Units) in the Offering and in connection with such purchases were issued 32,052 shares of Series B1 Preferred Stock and warrants to purchase 8,013 shares of common stock.

Additionally, Trellus Small Cap Opportunity Fund, LP and Trellus Partners, LP, which are beneficially owned by Trellus Management Company, LLC (“Trellus”), a greater than 5% shareholder of the Company, each purchased 240,385 Units in the Offering.

For the period from May 13, 2016 to March 31, 2017, a total of $2,699 of dividends accrued on the Series B1 Preferred Stock held by each of Mr. Cowart and Mr. Carlson. We paid the accrued dividends in-kind by way of the issuance of 1,730 shares of Series B1 Preferred Stock to each of Mr. Cowart and Mr. Carlson.

For the period from May 13, 2016 to March 31, 2017, a total of $284,220 of dividends accrued on the Series B1 Preferred Stock held by Prescott Group Aggressive Small Cap Master Fund, G.P. (“Prescott”), a greater than 5% shareholder of the Company. We paid the accrued dividends in-kind by way of the issuance of 182,192 shares of Series B1 Preferred Stock to Prescott.

For the period from May 13, 2016 to March 31, 2017, a total of $40,454 of dividends accrued on the Series B1 Preferred Stock beneficially owned by Trellus, a greater than 5% shareholder of the Company. We paid the accrued dividends in-kind by way of the issuance of 25,932 shares of Series B1 Preferred Stock to entities beneficially owned by Trellus.

For the period from June 24, 2015 to March 31, 2017, a total of $420,081 of dividends accrued on the Series B Preferred Stock beneficially owned by Trellus and an individual who is deemed to beneficially own the securities held by Trellus. We paid the accrued dividends in-kind by way of the issuance of 135,510 shares of Series B Preferred Stock to entities beneficially owned by Trellus and the individual beneficial owner of Trellus.

For the period from June 24, 2015 to September 30, 2016, a total of $391,744 of dividends accrued on the Series B Preferred Stock beneficially owned by Vertex One Asset Management Inc. (“Vertex One”), then a greater than 5% shareholder of the Company. We paid the accrued dividends in-kind by way of the issuance of 126,369 shares of Series B Preferred Stock to Vertex One. In November 2016, Vertex One converted all 1,739,272 shares of Series B Preferred Stock which it then held into 1,739,272 shares of our common stock.

On December 13, 2016, the Board of Directors granted our non-executive directors options to purchase an aggregate of 300,000 shares of common stock at an exercise price of $1.26 per share (60,000 options per non-executive director), with a ten year term, vesting at the rate of 1/4th of such options per year on the first four anniversaries of the grant, under our 2013 Stock Incentive Plan in consideration for services rendered and to be rendered to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file reports of their ownership of, and transactions in, our common stock with the SEC and to furnish us with copies of the reports they file. Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during 2015 were timely made, except that Benjamin P. Cowart, our Chief Executive Officer and Chairman, inadvertently failed to timely report two transactions on Form 4, and Chris Carlson, our Chief Financial Officer, inadvertently failed to timely report one transaction.

Pursuant to SEC rules, we are not required to disclose in this filing any failure to timely file a Section 16(a) report that has been disclosed by us in a prior annual report or proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: Benjamin P. Cowart, Dan Borgen, David L. Phillips, Christopher Stratton, Timothy C. Harvey and James P. Gregory, all of whom are current directors of our company. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his duties and responsibilities effectively and is committed to serving the Company and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the Board, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of April 26, 2017.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

BENJAMIN P. COWART (Age 48)

CHAIRMAN

Director since April 2009

Mr. Cowart has served as our Chairman, Chief Executive Officer and President since April 2009. Mr. Cowart has been involved in the petroleum recycling industry for over 30 years. Mr. Cowart is the founder of the Vertex group of companies and has served such companies since 2001. As a leader in the recycling field, Mr. Cowart helped pioneer the reclamation industry by developing recycling options for many residual materials once managed as a hazardous waste. Mr. Cowart has served on NORA’s Board of Directors and as President in 2008. Mr. Cowart was a finalist for the 2015, Gulf Coast Area, EY Entrepreneur Of The Year®. Mr. Cowart has taken an active role in the petroleum industry with his involvement in speaking, consulting, chairing, and serving on various committees and industry associations. Prior to the formation of Holdings, Mr. Cowart served as the Vice President of Aaron Oil Company, a regional recycler in Alabama.

Director Qualifications:

Mr. Cowart has extensive industry knowledge as well as a deep knowledge as our founder, of our history, strategy and culture. Having led us as CEO and founder, Mr. Cowart has been the driving force behind the strategy and operations that have led to our growth thus far. His experience at the various levels of the industry over the past 30 years brings valued insight to all of our facets.

DAN BORGEN (Age 56)

Director since June 2008

Mr. Borgen currently serves as Chairman, Chief Executive Officer and President of U.S. Development Group LLC (“USD”), where he has worked since May 1995. In his current role, Mr. Borgen guides all senior aspects of USD’s corporate activities. USD is comprised of wholly-owned subsidiaries that focus on industrial development, logistics, products terminaling, power corridors, financial services and gasification. In addition to his work with USD, Mr. Borgen has served as President of U.S. Right-of-Way Corporation since June 1993. Prior to this, Mr. Borgen worked for eleven years as an investment banker serving as Merger & Acquisition Director, Portfolio Manager and as a member of the Executive Committee for strategic planning and development. His activities were focused on manufacturing, food service, oil and gas exploration/production, telecommunications, banking and Western European finance. In his capacity as an investment banker, Mr. Borgen served as Vice President of The Oxford Group from July 1990 to June 1993, Vice President/Principal of The Paramount Companies from July 1985 to April 1990 and Manager - Investor Relations of Invoil Inc. from April 1982 to June 1985.

Director Qualifications:

With his extensive background in business operations, finance, deal structures and capital markets, Mr. Borgen brings a unique portfolio of business expertise to us. A large part of Mr. Borgen’s executive experience has been in the operations and logistics segment of the petroleum industry. His service and leadership with leading organizations in financial and operational roles reflects his expertise in navigating opportunities that complex organizations such as us face.

DAVID L. PHILLIPS (Age 60)

Director since June 2008

Mr. Phillips is currently the Managing Partner of Bilateral Initiatives LLP, an international business-to-business consulting firm specializing in providing key strategic expansion and corporate growth advice to the chairman and chief executive level members of various firms. Mr. Phillips is also Managing Partner of Phillips International Law Group PLLC, a worldwide recognized international law firm specializing in mergers, acquisitions, project development and EPC construction work with a focus on the international energy landscape in the oil, gas, chemical and power downstream sector and the alternative energy industry. Mr. Phillips’ clients include worldwide energy companies, including several Middle East National Oil Companies. Prior to his founding of Bilateral Initiatives LLP and the Phillips International Law Group, Mr. Phillips was a partner at the law firm of Jackson Walker LLP from May 2002 until May 2008 and chaired several of the firm’s practice areas over that period. Prior to working at Jackson Walker LLP, from May 1995 to May 2002, Mr. Phillips served as a chief executive officer in the former KeySpan Energy Corporation, a $14 billion public energy conglomerate based in New York City, and as a member of the board of directors of certain KeySpan subsidiaries. From June 1991 to May 1995, Mr. Phillips served as chief executive officer in Equitable Resources, Inc. (“Equitable”), a $6 billion public gas utility holding company based in Pittsburgh, Pennsylvania, and as a member of the board of directors of certain of Equitable’s subsidiaries. Mr. Phillips also served as the General Counsel to Eastex Energy Inc., a public midstream energy company, from June 1985 to May 1991, which was later acquired by El Paso Energy and ultimately Enterprise Products LP.

In addition to his current roles at Bilateral Initiatives LLP and Phillips International Law Group PLLC, Mr. Phillips is the Chairman of the Board of Directors and the Executive Board of Advisors, Ambassadors, Ministers & Former US Cabinet Secretaries of the Bilateral US Arab Chamber of Commerce.

Mr. Phillips received his bachelor’s degree from the University of Texas in August 1984 and his Juris Doctor from the South Texas College of Law in August 1988. Mr. Phillips is a member of the State Bar of Texas, International Bar Association, American Bar Association, and the Houston Bar Association. He is also a member of the Oil, Gas & Energy Law Section, the Business Law Section, and the Corporate Counsel Section of the State Bar of Texas and Houston Bar Association. Additionally, he is a member of the Natural Resources, Energy and Environmental Law Section of the American Bar Association & International Bar Association.

Director Qualifications:

Mr. Phillips has had a long and successful career in the energy sector serving in various capacities, having been the CEO, legal counsel and board member of various large public companies. In addition to his extensive experience in oil and gas, he was also a partner in the law firm of Jackson Walker, LLP. Mr. Phillips background brings insights into corporate structure and project development, along with expansion and corporate growth.

CHRISTOPHER STRATTON (Age 48)

Director since July 2010

Mr. Stratton served as our Chief Financial Officer between August 24, 2009 and June 2010. Since September 2013, Mr. Stratton has served as Chief Financial Officer of Agspring, LLC. Mr. Stratton also served as CFO for Pro Energy Services from June 2010 until September 2013. Mr. Stratton served as Director of Finance for CITI in the Global Commodities Group, until August 2009, a position which he had held since June 2005. Prior to joining CITI, Mr. Stratton served as a Senior Manager with PricewaterhouseCoopers, LLC, from July 1998 to June 2005. From May 1990 to July 1997, Mr. Stratton co-founded and was employed as Vice President by Marketlink International, Inc., an international trade company which performed commodity trading of industrial products throughout North America, South America, Europe and Asia. Mr. Stratton obtained his Bachelor of Business Administration in Accounting from Baylor University in 1991 and his Master of Business Administration (Finance and Entrepreneurship) from Rice University in 1999. Mr. Stratton is also a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Rice University Jones Graduate School of Management Partners.

Director Qualifications:

With his extensive background in auditing, accounting, finance, risk and capital markets, Mr. Stratton brings a strong grasp of how to deploy assets and optimize a company’s capital structure to us. He also brings a good understanding of commodity markets and hedging strategies for risk management, which is beneficial to us and the Board.

TIMOTHY C. HARVEY (Age 59)

Director since January 2013

Mr. Harvey served as a Vice President of Oil Trading at Westport Petroleum, Inc. (“Westport”), which operates in the petroleum trading, blending and transportation industries, from November 1987 to June 2012, during which time he specialized in Black Oil trading. From May 1986 to October 1987, Mr. Harvey served in an oil trading position with Shell International, providing services in throughput trading and sourcing. From May 1984 to May 1986, Mr. Harvey served as a supply trading analyst with Shell Oil Company. From June 1980 to May 1984, Mr. Harvey served as a logistics analyst with Shell Chemical Company. Mr. Harvey obtained his Bachelor’s degree from the University of Tennessee at Knoxville in Business Marketing and Transportation in 1980.

Director Qualifications:

We believe that Mr. Harvey’s 20+ years of experience in oil trading and sourcing provides him unique and specialized knowledge which qualifies him to serve on the Company’s Board of Directors.

JAMES P. GREGORY (Age 67)

Director since July 2014

Mr. Gregory has served as a member of the Board of Directors of the Company since July 2014, and as the General Counsel of Vertex Refining Nevada since May 2014. Since April 2016, Mr. Gregory has served as a Partner at Ruddy Gregory, PLLC, a boutique law firm with offices in Washington, D.C. and Denver, Colorado. Prior to joining Ruddy Gregory, Mr. Gregory had his own firm that he formed in November 2002. Mr. Gregory’s forty years of legal experience in the private practice of law has been focused on tax, transactional work, structuring, and finance. In addition to maintaining his own practice, from 1990 to 2010, Mr. Gregory served as counsel to Global Environment Fund (“GEF”), a registered investment advisor and private equity fund management group with almost $1 billion under management. GEF focuses on investments in companies providing environmentally beneficial goods, services and technologies with extensive holdings in emerging market countries. Since 1997, Mr. Gregory has served on the Board of Directors of GEF. Mr. Gregory has served on the Board of Directors of Omega Holdings Company, LLC (“Omega”) and several of its subsidiaries since May 2008. Omega was involved in the refining, blending and marketing of lubricants and fuels. The Company entered into an Asset Purchase Agreement with Omega in March 2014, and consummated the closing thereunder in May 2014. Mr. Gregory currently serves as a member of the Board of Directors of Nutrinsic, Inc., a company engaged in manufacturing nutritional animal feed from waste streams generated by food and beverage and ethanol processors. Mr. Gregory also owns and operates two Egg & I restaurants in Denver, Colorado.

Mr. Gregory is licensed to practice law in Colorado, Michigan and in the District of Columbia and holds a Master of Laws (in Taxation) from New York University Law School (1976), a Juris Doctorate from Wayne State University Law School (1974), and a Bachelor of Arts degree from the University of Michigan (1971).

Director Qualifications:

Mr. Gregory has had a long and successful career with various law firms with extensive experience in tax, transactional work, structuring, and finance. In addition to his extensive legal experience, Mr. Gregory served on the Board of Directors of Omega Holdings Company, LLC which was involved in the refining, blending and marketing of lubricants and fuels. As such, we believe Mr. Gregory is highly qualified to serve on the Board of Directors of the Company.

What Vote Is Required To Elect the Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock, Series A Convertible Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock and Series C Convertible Preferred Stock, entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the Board of Directors in our Bylaws, the Board has set the number of directors that shall constitute the Board at six. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has selected Ham, Langston & Brezina, L.L.P. (“HLB”), as the Company’s independent auditors for the fiscal year ended December 31, 2017, and recommends that the stockholders vote to ratify such appointment. Previous to the appointment of HLB on April 5, 2017, Hein & Associates LLP (“Hein”) served as the Company’s independent auditors for the fiscal years ended December 31, 2016 and 2015.

The Company does not anticipate a representative from HLB to be present at the annual stockholders meeting. In the event that a representative of HLB is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

Hein served as the Company’s independent auditors and audited the consolidated financial statements of the Company for the fiscal year ended December 31, 2016 and 2015.

 Following is a summary of the fees expensed relating to professional services rendered by Hein for the fiscal years ended December 31, 2016 and December 31, 2015:

Fee Category	2016 Fees	2015 Fees
Audit Related Fees	$276,000	$332,948
All Other Fees	27,000	14,035
Total Fees	$303,000	$346,983

It is the policy of our Board of Directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee pre-approved all services, audit and non-audit related, provided to us by Hein for 2016 and 2015.

 In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of HLB to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of HLB as the Company’s independent auditor for the year ended December 31, 2017. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of HLB as our independent registered public accounting firm.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of HLB.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our Named Executive Officers (as disclosed in this proxy statement) by voting for or against the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Executive and Director Compensation” (beginning on page 22), “Executive Compensation” (beginning on page 27) and the accompanying compensation tables and narratives (beginning on page 27).

As described under “Executive Compensation”, our Compensation Committee, which is comprised of three independent directors, oversees all aspects of our executive compensation program, annually reviews each component of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. Information regarding the objections and philosophy of the Compensation Committee’s compensation program is described in greater detail above under “Compensation Discussion and Analysis”, beginning on page 22.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

The Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Company’s 2017 Annual Meeting of Stockholders, pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, be, and hereby is, APPROVED.”

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers every year at the annual meeting of stockholders.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this proposal. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

STOCKHOLDER PROPOSALS

Proposals for 2018 Annual Meeting of Stockholders and 2018 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2018 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A of the Exchange Act, must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, not earlier than the close of business on February 6, 2018, and not later than the close of business on March 8, 2018, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2018 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after June 6, 2018. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2018 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the fiscal 2018 annual meeting or, if the first public announcement of the date of the fiscal 2018 annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the fiscal 2018 annual meeting.

Stockholder proposals must be in writing and must include (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. The Board of Directors reserves the right to refuse to submit any proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete, or does not comply with the requirements for stockholder proposals set forth in the Company’s Bylaws.

Stockholder nominations for director candidates must include (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to the Company, Attn: Corporate Secretary, Vertex Energy, Inc., 1331 Gemini, Suite 250, Houston, Texas 77058.

OTHER MATTERS

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Annual Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON:

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

Vertex Energy, Inc.

1331 Gemini, Suite 250

Houston, Texas 77058

By Order of the Board of Directors,

Benjamin P. Cowart, Chairman

FORM OF PROXY

(SEE ATTACHED)

VERTEX ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 6, 2017 AT 10:00 AM HOUSTON TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Vertex Energy, Inc., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around April 27, 2017, and hereby appoints Benjamin P. Cowart and Chris Carlson (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of the Company, to be held on Tuesday, June 6, 2017, at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/VTNR
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF VERTEX ENERGY, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” FOR PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 BELOW

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:	☐	☐
	Benjamin P. Cowart			☐
	Dan Borgen			☐	Control ID:
	David Phillips			☐	REQUEST ID:
	Christopher Stratton			☐
	Timothy C. Harvey			☐
	James P. Gregory			☐

Proposal 2		FOR	AGAINST	ABSTAIN
	Ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the company’s independent auditors for the fiscal year ending December 31, 2017.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	To approve, by non-binding vote, the compensation of the Company’s named executive officers.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” for Proposal 1 and “For” Proposals 2 and 3, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)